EXHIBIT 99(e)

                             DISTRIBUTION AGREEMENT

         THIS AGREEMENT made as of the 1st day of May 2003 by and between VAN ECK FUNDS WORLDWIDE INSURANCE TRUST (the "Trust"), a Massachusetts business trust established and existing under the laws of The Commonwealth of Massachusetts and engaged in the business of an open-end management investment company and VAN ECK SECURITIES CORPORATION (the "Distributor"), a corporation organized and existing under the laws of the State of Delaware.

         WHEREAS, the Trust proposes to offer shares of beneficial interest in the Worldwide Absolute Return Fund and Ultra Short-term Income Fund series representing interests in different portfolio of assets of the Trust and such other series as may from time to time hereafter established (each series being referred to herein as a "Series" or collectively as the "Series").

         NOW, THEREFORE, in consideration of the mutual convenants hereinafter contained, the parties hereto agree as follows:

         Section 1. APPOINTMENT OF THE DISTRIBUTOR. The Trust hereby appoints the Distributor as its exclusive agent to sell and distribute shares of each Series then in existence (the "Shares") for the account and risk of the Trust during the continuous offering of such Shares, on the terms and for the period set forth in this Agreement, and the Distributor hereby accepts such appointment and agrees to act hereunder. It is understood that purchases of Shares of any Series may be made through other broker-dealers who are members in good standing of the National Association of Securities Dealers, Inc. ("NASD") in connection with the offering and sale of the Shares, in which case the Distributor shall enter into Dealer Agreements ("Dealer Agreements") or amend existing Dealer Agreements with such broker-dealers, through persons who are not required or permitted to become NASD members by entering into Selling Agency Agreements or other agreements ("Agency Agreements") (collectively, "Agreements") and directly through the Trust's Transfer Agent in the manner set forth in a Series' Prospectus.

         Section 2.   SERVICES AND DUTIES OF THE DISTRIBUTOR.

                  (a) The Distributor agrees to arrange to sell, as exclusive agent for the Trust, from time to time during the term of this Agreement, Shares of any Series upon the terms described in such Series' Prospectus. As used in this Agreement, the term "Prospectus" shall mean a prospectus and the term
"Statement of Additional Information" shall mean the statement of additional information included in the Trust's Registration Statement and the term
"Registration Statement" shall mean the Registration Statement, including exhibits and financial statements, most recently filed by the Trust with the Securities and Exchange Commission and effective under the Securities Act of 1933, as amended (the "1933 Act") and the Investment Company Act



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of 1940, as amended (the "1940 Act"), as such Registration Statement is amended by any amendments thereto at the time in effect.

                  (b) Upon commencement of the continuous public offering of Shares of any Series, the Distributor will hold itself available to receive orders, satisfactory to the Distributor, for the purchase of Shares of such Series and will accept such orders on behalf of the Series as of the time of receipt of such orders and will transmit such orders as are so accepted to the Trust's Transfer Agent as promptly as practicable. Purchase orders shall be deemed effective at the time and in the manner set forth in a Series' Prospectus.

                  (c) The Distributor may enter into Dealer Agreements (or amend existing Dealer Agreements to conform therewith) with such registered and qualified retail broker-dealers as it may select pursuant to which such broker-dealers may also arrange for the sale or sell Shares of any Series or enter into Agency Agreements (or amend existing Agency Agreements to conform therewith) pursuant to which such persons may also arrange for the sale or sell shares of any Series.

                  (d) The offering price of the Shares of a Series shall be the net asset value (as described in the Articles of Incorporation of the Trust, as amended from time to time and determined as set forth in the Prospectus and the Statement of Additional Information of such Series) per Share for the Series next determined following receipt of an order plus the applicable sales charge, if any, calculated in the manner set forth in the Series' Prospectus. The Distributor shall receive the entire amount of the sales charge, if any, as compensation for its services under this Agreement; however, the Distributor may reallow all or any portion of such sales charge to persons entering into Agreements (or amending existing Dealer Agreements) with the Distributor to sell Shares of such Series. Shares of a Series may be sold at prices that reflect scheduled variations in, or elimination of, the sales charge to particular classes of investors or transactions in accordance with a Series' Prospectus and Statement of Additional Information. The Trust shall furnish the Distributor, with all possible promptness, advice of each computation of the net asset value of a Series. The Distributor shall also be entitled, subject to the terms and conditions of the Trust's Plan of Distribution pursuant to Rule 12b-1 under the Investment Company Act of 1940, to amounts payable by a Trust thereunder.

                  (e) The Distributor shall use its best efforts to obtain from investors unconditional orders for Shares and shall not be obligated to arrange for sales of any certain number of Shares of a Series and the services of the Distributor to the Trust hereunder shall not be deemed to be exclusive, and the Distributor shall be free to (i) render similar services to, and act as underwriter or distributor in connection with the distribution of shares of other investment companies, and (ii) engage in any other businesses and activities from time to time.

                  (f) The Distributor is authorized on behalf of the Trust to repurchase Shares of the Series presented to it by dealers at the price determined in accordance with, and in the manner set for in, the Prospectus of such Series.


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                  (g) Unless otherwise  notified by the Trust, any right granted to the Distributor to accept orders for Shares or to make sales on behalf of the Trust or to purchase Shares for resale will not apply to (i) Shares issued in connection with the merger or consolidation of any other investment company with the Trust or its acquisition, by purchase or otherwise, of all or substantially all of the assets of any investment company or substantially all the outstanding Shares of any such company and (ii) Shares that may be offered by the Trust to shareholders of the Trust by virtue of their being such shareholders.

                  (h) If and  whenever the  determination  of net asset value is suspended and until such suspension be terminated, no further order for Shares shall be accepted by the Distributor after it has received advance written notice of such suspension except unconditional orders placed with the Distributor before its receipt of notice. In addition, the Trust reserves the right to suspend sales and the Distributor's authority to accept orders for Shares on behalf of the Trust if, in the judgment of a majority of the Board of Trustees or a majority of the Executive Committee of such Board, if such body exists, it is in the best interests of the Trust to do so, such suspension to continue for such period as may be determined by such majority; and in that event, no Shares will be sold by the Distributor on behalf of the Trust after the Distributor has received advance written notice while such suspension remains in effect except for Shares necessary to cover unconditional orders accepted by the Distributor before it had knowledge of the suspension.

         Section 3.   DUTIES OF THE TRUST.

                  (a) The Trust agrees to sell Shares of its constituent Series so long as it has Shares available for sale and to cause its Transfer Agent to issue, if requested by the Purchaser, certificates for Shares of its Series, registered in such names and amounts as promptly as practicable after receipt by the Trust of the net asset value thereof.

                  (b) The Trust shall keep the Distributor fully informed with regard to its affairs and shall furnish to the Distributor copies of all information, financial statements and other papers which the Distributor may reasonably request for use in connection with the distribution of Shares of the Series. This shall include, without limitation, one certified copy of all financial statements of each of the Series prepared by independent accountants and such reasonable number of copies of a Series' most current Prospectus, the Statement of Additional Information and annual and interim reports as the Distributor may request. The Trust shall cooperate fully in the efforts of the Distributor to arrange for the sale of Shares of the Series and in the performance of the Distributor under this Agreement.

                  (c) The Trust shall take, from time to time, all necessary action to register the Shares of the Series under the 1933 Act, including payments of the related filing fees, so that there will be available for sale such number of Shares of the Series as the Distributor may be expected to sell. The Trust agrees to file from time to time such amendments, reports and other documents as may be necessary in order that there may be no untrue statement of a material fact in the Registration Statement or Prospectus of a Series, or necessary in order that there may be no omission to state a


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material fact in the Registration Statement or Prospectus of a Series, which omission would make the statements therein, in light of the circumstances under which they were made, misleading.

                  (d) The Trust shall use its best efforts to notify the Distributor of the states and jurisdictions in which its shares are qualified for sale and represents and warrants that it shall continue to qualify and maintain the registration and qualification of an appropriate number of Shares of the Series and the Trust for sale under the securities laws of such states as the Distributor and the Trust shall mutually agree, and, if necessary or appropriate in connection therewith, to qualify and maintain the qualification of the Trust as a broker-dealer in such states. The Distributor shall furnish such information and other material relating to its affairs and activities as may be requested by the Trust in connection with such qualifications.

         Section 4.   EXPENSES

                  (a) The Trust shall bear all costs and expenses of the continuous offering the Shares of the Trust in connection with: (i) fees and disbursements of its counsel and auditors, (ii) the preparation, filing and printing of any Registration Statements and/or Prospectuses and Statements of Additional Information required by and under federal and state securities laws,
(iii) the preparation and mailing of annual and interim reports and proxy materials, if any, to shareholders (iv) the qualification of the Shares of the Series for sale and of the Trust as a broker-dealer under the securities laws of such states or other jurisdictions as shall be selected by the Distributor pursuant to Section 3(d) hereof and the cost and expenses payable to each such state or jurisdiction for continuing qualification therein, and (v) the costs associated in transmitting orders to, and processing by the Trust's transfer agent, charges of clearing corporation and sender costs.

                  (b) The Distributor shall bear (i) the costs and expenses of preparing, printing and distributing any materials not prepared by the Trust and other materials used by the Distributor in connection with its offering of Shares of the Series for sale to the public (including the additional costs of printing copies of the Prospectus and of annual and interim reports) to shareholders other than copies thereof required for distribution to existing shareholders or for filing with any federal and state securities authorities,
(ii) any expenses of advertising incurred by the Distributor in connection with such offering and (iii) the expenses of registration or qualification of the Distributor as a broker-dealer under federal or state laws, if necessary, and the expenses of continuing such registration or qualification. It is understood and agreed that so long as any Plan of Distribution as to a Series of the Trust pursuant to Rule 12b-1 under the 1940 Act continues in effect, any expenses incurred by the Distributor hereunder may be paid from amounts received by it from a Series under such Plan.

         Section 5.   INDEMNIFICATION.

                  (a) The Trust agrees to indemnify, defend and hold the Distributor, its officers, directors, employees and agents and any person who controls the Distributor


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within the meaning of Section 15 of the 1933 Act or Section 20 of the Securities
Exchange Act of 1934, as amended ( the "1934 Act"), free and harmless from and against any and all losses, claims, damages, liabilities and expenses (including the cost of investigating or defending such claims, damages or liabilities and any counsel fees incurred in connection therewith) which the Distributor, its officers, directors, employees and agents or any such controlling person may incur under the 1933 Act, the 1934 Act, or under common law or otherwise, which
(i) may be based upon any wrongful act by the Trust or any or its employees or representatives, or (ii) which may arise out of or may be based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, Prospectus, or Statement of Additional Information of the Trust or a Series or arising out of or based upon the omission or any alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such claims, damages, liabilities or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing by the Distributor to the Trust for use in the Registration Statement, Prospectus or Statement of Additional Information; PROVIDED, HOWEVER, that in no case is the Trust's indemnity deemed to protect the Distributor, its officers, directors, employees, agents or any person who controls the Distributor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of his duties or by reason of his reckless disregard of obligations and duties under this Agreement. The Distributor agrees to promptly notify the Trust of any event giving rise to a right of indemnification hereunder, including any action brought against the Distributor, its officers, directors, employees and agents or any such controlling person, such notification to be given by letter or telegram addressed to the Trust at its principal business office, but the Distributor's failure so to notify the Trust shall not relieve the Trust from any obligation it may have to indemnify the Distributor hereunder or otherwise. The Trust will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if the Trust elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Distributor, its officers, directors or controlling person or persons, defendant or defendants in the suit. In the event that the Trust elects to assume the defense of any such suit and retain such counsel, the Distributor, its officers, directors or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them, but, in case the Trust does not elect to assume the defense of any such suit, it will reimburse the Distributor or such, officers, directors or controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by them. The Trust agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or Directors in connection with the issuance or sale of any Shares.

         The Distributor agrees to indemnify, defend and hold the Trust, its Trustees and officers and any person who controls the Trust, if any, within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, free and harmless from and against any and all losses, claims, damages, liabilities and expenses (including the cost of investigating or defending such claims, damages or liabilities and any counsel fees incurred in connection therewith) which the Trust, its Trustees or officers or any such controlling person may incur under the 1933 Act, the 1934 Act, or under common law or otherwise, but only to the extent that such liability or expense incurred by the Trust, its Trustees or officers or such


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controlling  person  arises  out of or is based  upon any  untrue  statement  or alleged untrue statement of a material fact contained in information furnished in writing by the Distributor to the Trust for use in the Registration Statement, Prospectus or Statement of Additional Information of the Trust or a Series; PROVIDED, HOWEVER, that in no case is the Distributor's indemnity deemed to protect a Trustee or officer or any person who controls the Trust within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties or by reason of his reckless disregard of obligations and duties under this Agreement. The Trust agrees to promptly notify the Distributor of any event giving rise to a right of indemnification hereunder, including any action brought against the Trust, its Trustees or officers or any such controlling persons, such notification being given to the Distributor at its principal business office, but the Trust's failure so to notify the Distributor shall not relieve the Distributor from any obligation it may have to indemnify the Trust hereunder or otherwise. The Distributor shall be entitled to participate, at its own expense, in the defense, or if it so elects, to assume the defense of any suit brought to enforce any such liability, but if the Distributor elects to assume the defense, such defense shall be conducted by counsel chosen by the Distributor and satisfactory to the Trust, to its officers and Trustees, or to any controlling person or persons, defendant or defendants in the suit. In the event that the Distributor elects to assume the defense of any such suit and retain such counsel, the Trust, such officers and Trustees or controlling person or persons, defendant or defendants in the suit shall bear the fees and expenses of any additional counsel retained by them, but, in case the Distributor does not elect to assume the defense of any such suit, the Distributor will reimburse the Trust, such officers and Trustees or controlling person or persons, defendant or defendants in such suit for the reasonable fees and expenses of any counsel retained by them. The Distributor agrees promptly to notify the Trust of the commencement of any litigation or proceedings against it in connection with the issue and sale of any of Shares.

         Section 6. CONTRIBUTION. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the first paragraph of Section 5 is for any reason held to be unavailable from the Trust, the Trust and the Distributor shall contribute to the aggregate losses, claims, damages, liabilities or expenses (including the reasonable costs of investigating or defending such claims, damages or liabilities but after deducting any contribution received by the Trust from persons other than the Distributor who may also be liable for contribution, such as persons who control the Trust within the meaning of the 1933 Act, officers of the Trust who signed the applicable Registration Statement and Trustees) to which the Trust and the Distributor may be subject in such proportion so that the Distributor is responsible for that portion represented by the percentage the sales charge appearing in the Prospectus of the Trust bears to the public offering price appearing therein and the Trust is responsible for the balance; provided, however, that (i) in no case shall the Distributor be responsible for any amount in excess of the portion of the sales charge received and retained by it in respect of the Shares of a Series purchased through it hereunder and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who

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was not  guilty  of such  fraudulent  misrepresentation.  For  purposes  of this
Section 6, each person, if any, who controls the Distributor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Distributor. Each party who may seek contribution under this Section 6 shall, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 6, give written notice of the commencement of such action, suit or proceeding to the party or parties from whom such contribution may be sought, but the omission so to notify such contributing party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have otherwise than on account of this Section 6.

         Section 7. COMPLIANCE WITH SECURITIES LAWS. The Trust represents that it is registered as an open-end management investment company under the 1940 Act, and agrees that it will comply with all of the provisions of the 1940 Act and of the rules and regulations thereunder. The Trust and the Distributor each agree to comply with all of the applicable terms and provisions of the 1940 Act, the 1933 Act and, subject to the provisions of Section 3(d), all applicable state "Blue Sky" laws. The Distributor agrees to comply with all of the applicable terms and provisions of the 1934 Act and to the rules and regulations of the National Association of Securities Dealers, Inc., of which it is a member.

         Section 8. TERMS OF CONTRACT. This Agreement shall go into effect on the date hereof and shall continue in effect until May 1, 2003 and thereafter for successive periods of one year each if such continuance is approved at least annually thereafter (i) either by an affirmative vote of a majority of the outstanding shares of the Trust or by the Board of Trustees of the Trust, and
(ii) in either case, by a majority of the Trustees of the Trust who are not interested persons of the Distributor or (otherwise than as Trustees) of the Trust (the "12b-1 Trustees"), cast in person at a meeting called for the purpose of voting on such approval. This Agreement may be terminated at any time without the payment of a penalty, by a majority of the 12b-1 Trustees, by the vote of a majority of the outstanding shares of the Trust, or by the Distributor on sixty
(60) days' written notice to the other party.

         Section 9. ASSIGNMENT. This Agreement may not be assigned by the Distributor and shall automatically terminate in the event of an attempted assignment by the Distributor; provided, however, that the Distributor may employ or enter into agreements with such other person, persons, company, or companies, as it shall determine in order to assist it in carrying out this Agreement.

         Section 10. AMENDMENT. This Agreement may be amended or modified at any time by mutual agreement in writing of the parties hereto, provided that any such amendment is approved by a majority of the Trustees of the Trust who are not interested persons of the Distributor or by the holders of a majority of the outstanding Shares of the Trust. If the Trust should at any time deem it necessary or advisable in the best interests of the Trust that any amendment of this Agreement be made in order to comply with the recommendations or requirements of the SEC or other governmental authority or to obtain any advantage under state or federal tax laws and should notify the Distributor of the form of such amendment, and the reasons therefor, and if the


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Distributor should decline to assent forthwith. If the Distributor should at any time request that a change be made in the Trust's Master Trust Agreement or By-Laws or in its methods of doing business, in order to comply with any requirements of federal law or regulations of the SEC or of a national securities association of which the Distributor is or may be a member relating to the sale of Shares of the Trusts, and the Trust should not make such necessary change within a reasonable time, the Distributor may terminate this Agreement forthwith.

         Section 11. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of New York without regard for choice of laws principles thereunder.

         Section 12.  AUTHORIZED REPRESENTATIONS.

                  (a) The Trust is not authorized to give any information or to make any representations on behalf of the Distributor other than the information and representations contained in a Registration statement (including a Prospectus or Statement of Additional Information) covering Shares, as such Registration Statement and Prospectus may be amended or supplemented from time to time.

                  (b) The Distributor is not authorized to give any information or to make any representations on behalf of the Trust or in connection with the sale of Shares other than the information and representations contained in a Registration statement (including a Prospectus or Statement of Additional Information) covering Shares, as such Registration Statement may be amended or supplemented from time to time. No person other than the Distributor is authorized to act as principal underwriter (as such term is defined in the 1940
Act) for the Trust.

         Section 13. PRIOR AGREEMENT SUPERSEDED. This Agreement supersedes any prior agreement relating to the subject matter hereof between the parties.

         Section 14. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.




         Section 15.  MISCELLANEOUS.

                  (a) The captions in this Agreement are included for ease of reference only, and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

                  (b) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.


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                  (c) The  provisions  of  Section 5 hereof  shall  survive  the termination of this Agreement.

         Section 16.  LIMITATION OF LIABILITY.

The Term "Van Eck Worldwide Insurance Trust" means and refers to the Trustees from time to time serving under the Master Trust Agreement of the Trust dated January 7, 1987 as the same may subsequently thereto have been, or subsequently hereto be amended. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any Trustees, shareholders, nominees, officers, agents or employees of the Trust, personally, but bind only the assets and property of the Trust, as provided in the Master Trust Agreement of the Trust. The execution and delivery of this Agreement have been authorized by the Trustees and the Trust, acting as such, and neither such authorization by such officer shall be deemed to have been made by any of them personally, but shall bind only the assets and property of the Trust as provided in its Master Trust Agreement.

         Section 17. USE OF NAME. It is understood that the name "Van Eck" or any derivative thereof or logo associated with that name is the valuable property of the Distributor and its affiliates, and that the Trust and Series have the right to use such name (or derivative or logo) only with the approval of the Distributor only so long as the Distributor is Distributor of the Trust. Upon termination of this Agreement, the Trust and Series shall forthwith cease to use such name (or derivative or logo).

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                               VAN ECK WORLDWIDE INSURANCE TRUST

(SEAL)

Attest:                                      Name:
       ------------------------------             ------------------------------

                                             Title:
                                                  ------------------------------


                                         VAN ECK SECURITIES CORPORATION

(SEAL)

Attest:                                      Name:
       ------------------------------             ------------------------------

                                             Title:
                                                  ------------------------------


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